Skin Science Re-envisioned, Re-examined, and Re-imagined Analyst & Investor Day May 24, 2018 Exhibit 99.1

Welcome Ian Clements, Ph.D., Vice President, Investor Relations

Forward-Looking Statements This presentation contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections, including statements and information with respect to: market size for hyperhidrosis and atopic dermatitis and our potential market opportunities; the expected date by which the Food and Drug Administration (FDA) will complete its substantive review of our New Drug Application (NDA) for glycopyrronium tosylate for the treatment of primary axillary hyperhidrosis and potential approval thereof; the growth of our commercial organization and our plans for the commercial launch of glycopyrronium tosylate if regulatory approval is obtained; anticipated levels of insurance coverage for glycopyrronium tosylate for the treatment of primary axillary hyperhidrosis; our business strategy, objectives and opportunities; the completion of, and timing expectations for the receipt and announcement of topline results from, our Phase 2b dose-ranging study of lebrikizumab for moderate-to-severe atopic dermatitis; our future business and product development, clinical and regulatory plans; our product goals, attributes and performance; and our 2018 financial guidance, including estimates of revenue, operating expense, stock-based compensation expense, the split between research and development costs and sales, general and administrative costs and the timing for such expenses, cash runway and anticipated payments to Roche. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements, including, but not limited to, risks relating to the design, implementation and outcome of our clinical trials, including related to further analysis of the results of our studies; our dependence on third-party clinical research organizations, manufacturers and suppliers; the outcomes of our future meetings with regulatory agencies; our ability to attract and retain key employees; our ability to obtain necessary additional capital; market acceptance of our potential products; our ability to develop and maintain collaborations and license products and intellectual property; the impact of competitive products and therapies, including generics and biosimilars; our ability to manage the growth and complexity of our organization; our ability to maintain, protect and enhance our intellectual property; and our ability to continue to stay in compliance with applicable laws and regulations. You should refer to the section entitled “Risk Factors” set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (SEC) from time to time for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update any forward-looking statements after the date of this presentation except as may be required by law. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The trademarks included herein are the property of the owners thereof and are used for reference purposes only. We use our website (www.dermira.com), LinkedIn page (https://www.linkedin.com/company/dermira-inc) and corporate Twitter account (@DermiraInc) as channels of distribution of information about our company, product candidates, planned financial and other announcements, attendance at upcoming investor and industry conferences and other matters. Such information may be deemed material information and we may use these channels to comply with our disclosure obligations under Regulation FD. Therefore, you should monitor our website, LinkedIn page and Twitter account in addition to following our SEC filings, press releases, public conference calls and webcasts.

Today’s Agenda Welcome/Safe Harbor Ian Clements, Ph.D., Vice President, Investor Relations Vision Tom Wiggans, Chairman & Chief Executive Officer My Hyperhidrosis Story Tim, patient Hyperhidrosis Overview Dee Anna Glaser, M.D., Professor & Interim Chair of Dermatology, Saint Louis University Glycopyrronium Tosylate Clinical Overview Luis Peña, Chief Development Officer Glycopyrronium Tosylate Commercial Opportunity Lori Lyons-Williams, Chief Commercial Officer Hyperhidrosis – Patient Burden & Q&A Tim + Lori Lyons-Williams + Dee Anna Glaser + Luis Peña Break Atopic Dermatitis Introduction Lori Lyons-Williams, Chief Commercial Officer Atopic Dermatitis Overview Amy Paller, M.D., Chair, Department of Dermatology, Northwestern University Lebrikizumab Clinical Overview Luis Peña, Chief Development Officer Financial Picture Andrew Guggenhime, Chief Financial Officer Q&A Closing Remarks Tom Wiggans, Chairman & Chief Executive Officer

Our Vision Tom Wiggans, Chairman & Chief Executive Officer

Building a Leading Innovator in Medical Dermatology Scientific advances creating opportunity for innovative, new treatment approaches Value creation via focused development and commercialization Large, growing, underserved patient populations with significant unmet needs Growing segment of companies focused on innovation Experienced team bringing unique insights and innovation to chronic skin conditions

Today’s Speakers Tim Patient Hyperhidrosis sufferer for 30+ years Axillary, palmar and plantar hyperhidrosis Father of two young daughters Principal at a D.C.-area public affairs firm Amy Paller, M.D. Chair, Department of Dermatology, Feinberg School of Medicine, Northwestern University Led over 80 clinical trials Specializes in genetic and immune-mediated inflammatory disorders Pediatric dermatologist Dee Anna Glaser, M.D. Professor & Interim Chair of Dermatology, Saint Louis University School of Medicine Internationally renowned speaker on dermatologic issues, participated in 20+ clinical trials Expert on mechanism, diagnosis, impact and treatment of hyperhidrosis Founding board member of the International Hyperhidrosis Society Andrew Guggenhime Chief Financial Officer CFO, Calistoga, Facet, PDL, CardioDx, Neoforma Banking, Merrill Lynch, Wells Fargo 26+ years in finance and corporate development Luis Peña Founder & Chief Development Officer VP & Head, Global Prescription Product Development, Stiefel/GSK VP, Portfolio Planning & Management, Connetics 25+ years in development (Genentech, Theravance, Nuvelo) Lori Lyons-Williams Chief Commercial Officer VP, Sales & Marketing, Allergan; J&J 17+ years in biopharmaceutical sales and marketing, including dermatology Led BOTOX® for hyperhidrosis launch for Allergan

My Hyperhidrosis Story Tim, patient

Hyperhidrosis Dee Anna Glaser, M.D., Professor & Interim Chair, Department of Dermatology, Saint Louis University

Images courtesy of Adelaide A. Hebert, M.D.

Millions Suffer from Hyperhidrosis Sufferers’ quality of life can be severely impacted; many find ways to cope with their hyperhidrosis Doolittle J, et al. Arch Dermatol Res. 2016 Dec;308(10):743-749. 2. Haider, A., & Solish, N. Dermatol Nurs. 2004 Dec;16(6):515-7, 523. 3. International Hyperhidrosis Society (IHHS). (2016). Defining Sweating. Accessed March 20, 2017, from https://www.sweathelp.org/home/defining-hyperhidrosis.html. 4. American Academy of Dermatology. Hyperhidrosis: Overview. Accessed March 20, 2017, from https://www.aad.org/public/diseases/dry-sweaty-skin/hyperhidrosis. 4 3 1

Millions Suffer from Hyperhidrosis (cont’d) Sufferers’ quality of life can be severely impacted; many find ways to cope with their hyperhidrosis Kamudoni, P., Mueller, B., Halford, J., Schouveller, A., Stacey, B., & Salek, M. S. (2017). The impact of hyperhidrosis on patients’ daily life and quality of life: a qualitative investigation. Health and Quality of Life Outcomes, 15(1). Accessed on February 28, 2018, from https://doi.org/10.1186/s12955-017-0693-x. International Hyperhidrosis Society (IHHS). (2016). Two Types of Hyperhidrosis. Accessed on March 20, 2017, from https://www.sweathelp.org/home/types-of-hyperhidrosis.html. Hamm H. et al. Dermatology. 2006; 212(4): 343-53. 1 2 Most Common Age of Onset for AHH Patients: 12-173

Role of the Eccrine Sweat Gland

Sweat is produced by ~4 million eccrine sweat glands on the skin[1]

- **Eccrine glands**
  - Found throughout body surface, but most dense (up to 700 per cm^2) on the palms, soles, and axillae[2,3]
  - Coiled tubular system with duct that opens freely onto the epidermal surface[2]
  - Exist at birth[2]
- **Eccrine glands in hyperhidrosis**
  - Eccrine glands are likely responsible for excess sweat production in hyperhidrosis[4]
  - Patients with hyperhidrosis do not demonstrate differences in quantity or histology of sweat glands[4,5]



Sweat
EPIDERMIS
DERMIS
Eccrine duct
Sympathetic neuron
Sebaceous gland
Muscarinic receptors
Hair follicle
Secretory coils of eccrine sweat gland
Apocrine sweat gland
ACH
ACH
ACH
ACH
ACH = acetylcholine

Figure adapted from Bolognia JL, et al, eds. Dermatology. Elsevier Saunders, 2012.[1]

1. Bolognia JL, et al, eds. Dermatology. Philadelphia, PA: Elsevier Saunders; 2012. 2. Wilke K, et al. Int J Cosmet Sci. 2007;29:169-179.
3. Benson RA, et al. BMJ. 2013 Nov 25;347:f6800. 4. Bovell DL, et al. Exp Dermatol. 2011;20:1017-1020. 5. Solish N, et al. Dermatol Surg. 2007;33:908-923.

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Central Nervous System Sweat Pathway in Hyperhidrosis

- Hyperhidrosis results from overstimulation of the central sympathetic nervous system: a physiological, not psychological, condition[1,2]
  - The sweat control center is in the preoptic area and anterior hypothalamus[3]
  - Neurons are sensitive to internal temperature and cerebral cortical events[3]
  - Eccrine glands are innervated by post-ganglionic cholinergic sympathetic neurons[4]


Sweat control center
Cholinergic sympathetic neurons
Spine
ACH
ACH
ACH
Eccrine sweat gland
ACH = acetylcholine

Adapted from Shibasaki 2010.[1]

1. Shibasaki M, et al. Front Biosci (Schol Ed). 2010;2:685-696. 2. Hornberger J, et al. J Am Acad Dermatol. 2004;51:274-286.
3. Stolman LP. Dermatologic Clinics. 1998;16:863-867. 4. Naumann M, et al. Eur J Neurol. 1999;6(suppl 4):S111-S115.

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Axillae: Most Common Area Affected by Primary Hyperhidrosis Most axillary hyperhidrosis cases occur along with other body areas Doolittle J, et al. Arch Dermatol Res. 2016;308:743-749. Area Affected Along with another body area In isolation 65%

Diagnosis of Primary Hyperhidrosis Relies on Both Objective and Subjective Measures

IN CLINICAL STUDIES

- Evaluation via quantitative measurement or patient reported outcome (PRO)

Quantitative Measurement[1]

- Gravimetric measurement of axillary sweat production
- Filter paper applied to dried axillary surface for 5 minutes, then weighed
- Used in clinical trials but not used in clinical practice

PRO Measurements

- Hyperhidrosis Disease Severity Scale — HDSS
- Axillary Sweating Daily Diary — ASDD
- Dermatology Life Quality Index — DLQI

IN A CLINICAL SETTING[1,2]

Diagnosed by patient history and physical exam:

- Laboratory tests may not be needed if no secondary causes
- Diagnosis code: ICD-10: L74.510

Patient History[2,3]

- Pattern of sweating
- Age of onset
- Impact on daily activities
- Family history

Physical Exam[2-4]

- Visible evidence in focal vs generalized areas
- Exclusion of signs suggesting secondary causes
- Bilateral and symmetric
- Occurs at least weekly
- Nocturnal sweat uncommon

1. International Hyperhidrosis Society. www.sweathelp.org/pdf/diagguide2.pdf. Accessed March 28, 2018. 2. Hornberger J, et al. J Am Acad Dermatol. 2004;51:274-286. 3. Walling HW. J Am Acad Dermatol. 2011;64:690-695.
4. International Hyperhidrosis Society. https://www.sweathelp.org/about-hyperhidrosis/diagnosis-guidelines.html. Accessed March 28, 2018.

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Hyperhidrosis Impact on Health-Related Quality of Life Is Similar to or Exceeds Other Dermatological Conditions



"No effect"[2]
"A small effect"[2]
"Moderate effect"[2]
"Very large effect" on QoL, need for active intervention[2]
Hyperhidrosis
Axillary
(3 studies)
11.6
17.0
Focal
(3 studies)
10.1
15.5
Palmar
(3 studies)
9.1
18.0
Craniofacial
(1 study)
12.5
Other dermatological conditions
Psoriasis
(7 studies)
4.5
13.9
Eczema
(7 studies)
5.8
16.2
Acne
(5 studies)
4.3
9.3
0
5
10
15
20
Range in Mean Dermatology Life Quality Index (DLQI) Total Scores in Different Studies (maximum 30)[1,*]
Less impairment
More impairment

*Range depicts mean DLQI total scores reported from individual publications that referenced or used DLQI score to assess disease status. 1. Hamm H, et al. Dermatology. 2006;212:343-353. 2. Hongbo Y, et al. J Invest Dermatol. 2005;125:659-664.

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Hyperhidrosis: Associated with Higher Rates of Anxiety & Depression[1]



Anxiety Prevalence
40%
30%
20%
10%
0%
3.1x
**
8%
23%
No Hyperhidrosis
(n=1580)
All Hyperhidrosis
(n=437)



Depression Prevalence
40%
30%
20%
10%
0%
2.8x
**
10%
27%
No Hyperhidrosis
(n=1580)
All Hyperhidrosis
(n=437)

1. Bahar R, et al. J Am Acad Dermatol. 2016;75:1126-1133.
Note: this study was conducted in Vancouver, BC and was comprised of following patient population: Chinese (N=483), Caucasian (N=355), South/Southeast Asians (N=106), Other (N=63).
**P<0.001 vs no hyperhidrosis.

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Common Currently Used Treatments for Hyperhidrosis[1-3]

Less Invasive

OTC & Prescription-strength antiperspirants
Systemic agents (e.g., oral anticholinergics)‡
Iontophoresis
Microwave thermolysis*
Botulinum toxin type A injections
Surgical options: Local sweat gland ablation† & Endoscopic thoracic sympathectomy

More Invasive

*Refers to the medical microwave device, Miradry, marketed by Miramar Labs.
†Local sweat gland ablation includes curettage, liposuction, etc.
‡Off-label use.

1. Solish N, et al. Dermatol Surg. 2007;33:908-923; 2. Hornberger J, et al. J Am Acad Dermatol. 2004;51:274-286;
3. Hyperhidrosis Treatment Overview. International Hyperhidrosis Society. Available at https://www.sweathelp.org/hyperhidrosis-treatments/treatment-overview.html. Accessed January 13, 2018.

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Mechanisms of Action of Current Hyperhidrosis Treatments Sinah S, et al. Surgeon. 2015;13:279-286.

Procedures: Iontophoresis and Microwave Thermolysis Iontophoresis Microwave Thermolysis

Botulinum Toxin Injection Sites: Axilla, Hands, Feet Video and images courtesy of David M. Pariser, M.D.

Surgical Treatment: Endoscopic Thoracic Sympathectomy (ETS) Image accessed from Mt. Sinai Beth Israel Dept. of Thoracic Surgery: http://www.wehealny.org/services/Thoracic_Surgery/hyperhidrosis.html

Hyperhidrosis Can Have a Profound Effect on the Lives of Those Affected The sweat rings are slowly creeping outwards in all directions. I try in vain to cover it up by crossing my arms, but it's spreading out over to my chest. When I lean forward they can see the stains on my BACK. I'm silently panicking, making it worse, and just hating my life. I've had hyperhidrosis since I was about 12. I always was kinda shameful of it. Nobody ever mentions the profuse amount of sweat, but I know they notice it. I once worked up the courage to talk about it with my childhood doctor, he essentially laughed and said it was a mix of being fat/puberty. I leave puberty behind, lose a lot of weight, and I still sweat bullets.

Glycopyrronium Tosylate Luis Peña, Chief Development Officer

Glycopyrronium Tosylate (GT): Topical Hyperhidrosis Therapy Inhibits sweat gland activation by blocking acetylcholine receptor GT designed to block sweat production Acts as cholinergic receptor antagonist Inhibits interaction between acetylcholine and cholinergic receptors responsible for sweat gland activation Proprietary, topical formulation of novel form of anticholinergic approved for systemic administration in other indications Delivery vehicle classified as a cloth

Phase 3 Program: ATMOS-1&2 & ARIDO



ATMOS-1 and ATMOS-2
Placebo-controlled (2x)
n=344, 353
Screening
2:1 Randomization
GT (3.75% QD)
Vehicle (0% QD)
Open-Label Extension:
ARIDO (n=564)
(>80% of ATMOS-1 and ATMOS-2 patients elected to enroll in ARIDO)
To assess long-term safety to provide safety data for ≥100 patients on GT for ≥12 months per ICH guidelines
0
Week 4
Week 48

Study objectives

- Two randomized, double-blind, vehicle-controlled trials

Key inclusion criteria

- 9 and older with primary axillary hyperhidrosis
- ≥ 50 mg of sweat per axilla, ASDD ≥ 4, HDSS ≥ 3

FDA-recommended co-primary efficacy endpoints (week 4)

- ≥4-point improvement in 11-point ASDD
- Average absolute change from baseline in gravimetrically-measured sweat production

Secondary endpoints (week 4)

- ≥2-grade improvement in 4-point HDSS
- ≥50% reduction in gravimetrically-measured sweat production[1]

1. *As measured by proportion of patients that achieve endpoint.*

Abbreviations:
ICH: International Council on Harmonization.
ASDD: Axillary Sweating Daily Diary
HDSS: Hyperhidrosis Disease Severity Scale

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Glycopyrronium Tosylate: Positive Topline Phase 3 Data

Beneficial effects shown on sweating severity[1]; NDA filing accepted, with PDUFA date of June 30, 2018[2]

Co-Primary Endpoints:

ASDD Response Rate at Week 4

(% of patients w/ ≥4-point improvement from baseline)



100%
80%
60%
40%
20%
0%
28.3%
p<0.001*
52.8%
26.9%
p<0.001*
66.1%
ATMOS-1 (ITT)
ATMOS-2 (ITT)
Vehicle
GT
Vehicle
GT
N:
115
229
119
234

Change in Sweat Production at Week 4

(average change from baseline, mg per 5 min.)



0
-50
-100
-150
-200
-91.9
-104.9
p=0.065
-90.6
-96.2
p=0.001*
-92.2
-110.3
p<0.001*
ATMOS-1
ITT
ITT (Ex-AC)
Veh.
GT
Veh.
GT
ATMOS-2 (ITT)
Vehicle
GT
N:
115
229
110
220
119
234

Secondary Endpoints:

HDSS Response Rate at Week 4

(% of patients w/ ≥2-point improvement from baseline)



100%
80%
60%
40%
20%
0%
23.7%
p<0.001*
56.5%
27.8%
p<0.001*
61.6%
ATMOS-1 (ITT)
ATMOS-2 (ITT)
Vehicle
GT
Vehicle
GT
N:
115
229
119
234

Sweat Production Response Rate at Week 4

(% of patients w/ 50% reduction from baseline)



100%
80%
60%
40%
20%
0%
53.2%
p<0.001*
72.4%
53.3%
p<0.001*
77.3%
ATMOS-1 (ITT)
ATMOS-2 (ITT)
Vehicle
GT
Vehicle
GT
N:
115
229
119
234

1. Data are presented from intent-to-treat (ITT) population (all randomized patients dispensed study medication) except for ATMOS-1 ITT (Ex-AC) population, which represents results of pre-specified sensitivity analysis that led to exclusion of an analysis center (AC), consisting of 14 patients (9 and 5 of whom received glycopyrronium tosylate and vehicle only, respectively) with extreme outlier data in gravimetric measurement of sweat. ASDD response rate refers to subjects' rating the severity of their sweating on a scale from 0-10 (Item 2 of the ASDD PRO instrument). P-values are an indication of statistical significance reflecting the probability of an observation occurring due to chance alone. P-values of 0.05 or less (denoted by *) typically represent statistically significant results. P-values shown above represent comparisons to corresponding data observed in patients who received vehicle only. P-value from a ranked ANCOVA with factors of treatment group and analysis center and a covariate of baseline gravimetrically-measured sweat production.. 2. Estimate as of May 24, 2018

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Consistent Response Demonstrated in Pediatric Population

Pooled ATMOS-1 and ATMOS-2: Pediatric Patients

ASDD Item 2: % of Patients with ≥4-Point Improvement at Week 4



Proportion of patients (%)
80
60
40
20
0
13.0%
59.9%
28.8%
60.2%
Vehicle (n=19)
GT (n=25)
Vehicle (n=215)
GT (n=438)
≥ 9 to ≤ 16 Years
> 16 Years

% of Patients with ≥50% Reduction in Sweat Production from Baseline to Week 4



Proportion of patients (%)
80
60
40
20
0
54.8%
79.9%
53.0%
74.3%
Vehicle (n=19)
GT (n=25)
Vehicle (n=215)
GT (n=438)
≥ 9 to ≤ 16 Years
> 16 Years

Gravimetrically measured average from the left and right axillae; Intent-to-treat (ITT) population
Multiple imputation (MCMC) was used to impute missing values; where no p-values are shown, statistical analyses were not performed
Hebert et al. 76th Annual AAD Meeting (2018). Abstract 6659. Accepted for Oral Presentation

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Separation of Key Efficacy Endpoints vs. Vehicle GT (DRM04) 3.75% Vehicle Baseline *Site 412 excluded Week 4

The AHPM – Axillary Hyperhidrosis Patient Measures Developed in accordance with 2009 FDA Guidance Document for PRO Instruments Axillary Sweating Daily Diary (ASDD) Items 1 – 4 Presence of underarm sweating Severity (0 to 10, no sweating at all to worst possible sweating)1 Impact on activities (0 to 4, not at all to extreme amount) Bother (0 to 4, not bothered at all to extremely bothered) Axillary Sweating Daily Diary-Children (ASDD-C) Presence of underarm sweating (Yes/No) Severity (0 to 10, no sweating at all to worst possible sweating) Weekly Impact Items (Item 5) Needed to change shirt More than 1 bath/ shower per day Less confident Embarrassed Avoided interactions Kept from doing an activity During past 24 hours Last night and today During past 7 days (Yes/No) On a scale of 1 to 7 (Much Better to Much Worse) Patient Global Impression of Change (PGIC) Item 6 Overall rating of underarm sweating now as compared with before the study treatment Co-primary endpoint 1. Responder definition of ≥4 points from baseline to Week 4 was utilized for Item 2. Glaser DA, et al. Poster presented at: 26th European Academy of Dermatology and Venerology Congress; September 13-17, 2017; Geneva, Switzerland.

Rapid & Sustained Efficacy Consistent Across All Measures Pooled ASDD Items 2-4 Response Rate from ATMOS-1 & 2 data Intent-to-treat (ITT) population, MCMC: Markov Chain Monte Carlo Summary statistics for Weeks 1, 2, 3 and 4 represent weighted average values; where no p-values are shown, statistical analyses were not performed Pariser et al. 76th Annual AAD Meeting (2018). Abstract 7583. Accepted for Poster Presentation ASDD Item 4: Level of Bother ASDD Item 3: Level of Impact ASDD Item 2: % of Patients with ≥4-Point Improvement

Data are representative of the intent-to-treat (ITT) population of patients ≥16 years of age GT, topical glycopyrronium tosylate GT Vehicle Larger Magnitude of Improvement on AHPM Item 5 (Weekly Impact Items) Among Patients in GT Arm Felt less confident Needed ≥1 shower/bath % of Patients Answering ‘Yes’ to Weekly Impact Questions % of Patients Answering ‘Yes’ to Weekly Impact Questions

ARIDO Maintained Response Consistent with ATMOS-1 & 2

Mean Sweat Production[1]

Baseline[2,4] to Week 4 and Week 44/ET

ATMOS-1 & 2 (Pooled[3]) and ARIDO[5]



250
200
150
100
50
0
Mean Sweat Production (mg/5min)
172.5
64.8
164.7
63.1
Baseline
Week 4
Baseline
Week 44/ET
ATMOS-1/ATMOS-2
ARIDO

HDSS at Baseline and Week 4 in GT Patients in ATMOS-1/ATMOS-2 Pooled



100
50
0
Proportion of Subjects (%)
0.0
0.0
59.8
40.2
39.8
47.4
10.0
2.7
Grade: 1 2 3 4
1 2 3 4
Baseline
Week 4

HDSS at Baseline and Week 44/ET in ARIDO



100
50
0
Proportion of Subjects (%)
0.0
0.2
63.3
36.5
48.5
43.5
6.2
1.8
Grade: 1 2 3 4
1 2 3 4
Baseline
Week 44/ET

1. Gravimetrically-measured average from the left and right axillae; 2. Baseline in ATMOS-1/ATMOS-2 for GT-treated patients only; 3. ATMOS-1/ATMOS-2 intent-to-treat (ITT) population (all randomized patients dispensed study drug in ATMOS-1/ATMOS-2); 4. Baseline in ATMOS-1/ATMOS-2 for vehicle-treated and GT-treated patients who continued into ARIDO and received GT-treatment thereafter; 5. ARIDO safety population (patients receiving ≥1 dose of GT and having ≥1 post-Baseline assessment in ARIDO); ET, End of Treatment / Early Termination

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Safety Data

TEAEs, n (%) Vehicle N=232 GT N=459 Any TEAE 75 (32.3) 257 (56.0) Drug-related TEAE 38 (16.4) 179 (39.0) TEAEs by intensity Mild Moderate Severe 53 (22.8) 22 (9.5) 0 170 (37.0) 83 (18.1) 4 (0.9) Discontinuations due to TEAE 1 (0.4) 17 (3.7) Serious TEAE 0 2 (0.4)1 Deaths 0 0 Safety Overview Pooled ATMOS-1 and ATMOS-2 1. ATMOS-1: Moderate unilateral mydriasis, considered related to study drug (led to discontinuation); ATMOS-2: Moderate dehydration, considered not related to study drug (did not lead to discontinuation) Safety population; TEAE, Treatment Emergent Adverse Event Pariser et al. 76th Annual AAD Meeting (2018). Abstract 7583. Accepted for Poster Presentation

TEAEs, n (%) Vehicle N=232 GT N=459 Any TEAE 75 (32.3) 257 (56.0) Anticholinergic-Related TEAE reported in >2% patients Dry mouth 13 (5.6) 111 (24.2) Mydriasis 0 31 (6.8) Unilateral 0 23 (5.0) Bilateral 0 8 (1.7) Urinary hesitation 0 16 (3.5) Dry eye 1 (0.4) 11 (2.4) Vision blurred 0 16 (3.5) Nasal dryness 1 (0.4) 12 (2.6) Constipation 0 9 (2.0) Urinary retention 0 7 (1.5) Anticholinergic TEAEs >2% Pooled ATMOS-1 and ATMOS-2 ≥2% in any individual treatment arm in ATMOS-1 or ATMOS-2; Safety population TEAE, Treatment Emergent Adverse Event Pariser et al. 76th Annual AAD Meeting (2018). Abstract 7583. Accepted for Poster Presentation; Dermira (Data on File. ISS. 2017.)

ARIDO: TEAEs by Time of Onset

Baseline to Week 44/End of Treatment

TEAEs, n (%)	0 to 4 weeks N=550	>4 to 12 weeks N=537	>12 to 24 weeks N=479	>24 to 36 weeks N=417	>36 weeks to End of Treatment N=365
Any TEAE	176 (32.0)	148 (27.6)	102 (21.3)	78 (18.7)	59 (16.2)
TEAEs reported in >5% of patients					
Dry mouth	59 (10.7)	23 (4.3)	19 (4.0)	15 (3.6)	5 (1.4)
Vision blurred	11 (2.0)	14 (2.6)	7 (1.5)	5 (1.2)	4 (1.1)
Application site pain	16 (2.9)	9 (1.7)	5 (1.0)	6 (1.4)	3 (0.8)
Nasopharyngitis	14 (2.5)	9 (1.7)	4 (0.8)	5 (1.2)	3 (0.8)
Mydriasis[1]	8 (1.5)	8 (1.5)	9 (1.9)	5 (1.2)	2 (0.5)
Prespecified anticholinergic TEAEs of interest					
Vision blurred	11 (2.0)	14 (2.6)	7 (1.5)	5 (1.2)	4 (1.1)
Mydriasis[1]	8 (1.5)	8 (1.5)	9 (1.9)	5 (1.2)	2 (0.5)
Urinary hesitation	14 (2.5)	4 (0.7)	4 (0.8)	2 (0.5)	1 (0.3)
Nocturia	2 (0.4)	0	0	0	0
Urine flow decreased	1 (0.2)	1 (0.2)	0	0	0
Hypermetropia	0	0	0	1 (0.2)	0
Pollakiuria	0	0	0	1 (0.2)	0
Pupils unequal	1 (0.2)	0	0	0	0

1. 29 patients reported a total of 37 mydriasis events; 31 (83.8%) were unilateral
Safety population (patients receiving ≥1 dose of GT and having ≥1 post-Baseline assessment in ARIDO)
Numbers in table represent the number of patients reporting ≥1 TEAE, not number of events
ET, End of Treatment; TEAE, Treatment Emergent Adverse Event
Glaser et al. Poster presentation at: Fall Clinical (2017)

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Key Takeaways Overall, GT was generally well tolerated and with compelling efficacy maintained over 44 weeks Patients treated with topical GT experienced rapid and sustained efficacy that was superior to vehicle across all endpoints Patients had sustained efficacy out to 44 weeks as demonstrated in the ARIDO trial Daily application of GT treatment over 4 weeks was generally well tolerated in patients ≥9 years of age with primary axillary hyperhidrosis The majority of AEs were related to anticholinergic activity and were mild, transient, and infrequently led to study discontinuation Long-term safety results demonstrated a reduction in anticholinergic-reported AEs

Regulatory Summary & Status June 2016 February 2017 October 2017 November 2017 June 30, 2018 Phase 3 topline results Pre-NDA meeting Long-term safety data presented NDA for glycopyrronium tosylate accepted by FDA PDUFA

Commercial Readiness Lori Lyons-Williams, Chief Commercial Officer

My Take on the Glycopyrronium Tosylate Opportunity Proportion of patients with ≥50% reduction in sweat production from Baseline at Week 4 Proportion of patients with ≥2-grade improvement in HDSS from Baseline at Week 4 Poised to onboard a best-in-industry sales force 14 first-line sales leaders in place Building out an experienced sales & marketing leadership team Launching Dermira as a commercial-stage company in addition to launching glycopyrronium tosylate GT and BOTOX® data1 to treat hyperhidrosis2 1. BOTOX® package insert, Table 37; accessed May 20, 2018. 2. Cross-study comparison should be interpreted with caution due to differences in study designs, including patient populations.

Glycopyrronium Tosylate Is Poised to Disrupt the Market Glycopyrronium Tosylate Market Opportunity Novel & Self-Administered: Daily solution for hyperhidrosis that cuts sweat by 50%+ Topical: Applied with a medicated cloth towelette under the arms, once daily Safety & Tolerability: Well characterized and tolerated safety profile Patients: There are 10 million axillary hyperhidrosis sufferers Providers: Don’t currently have a go-to option for hyperhidrosis patients Payers: Path to quality coverage Competition: Next nearest term branded competitor is >3 years from market

Prevalence & Opportunity

Millions Suffer from Hyperhidrosis Sufferers’ quality of life can be severely impacted; many find ways to cope with their hyperhidrosis Doolittle J, et al. Arch Dermatol Res. 2016 Dec;308(10):743-749. 2. Haider, A., & Solish, N. Dermatol Nurs. 2004 Dec;16(6):515-7, 523. 3. International Hyperhidrosis Society (IHHS). (2016). Defining Sweating. Accessed March 20, 2017, from https://www.sweathelp.org/home/defining-hyperhidrosis.html. 4. American Academy of Dermatology. Hyperhidrosis: Overview. Accessed March 20, 2017, from https://www.aad.org/public/diseases/dry-sweaty-skin/hyperhidrosis. 4 3 1

Hyperhidrosis Is More Than an Inconvenience 85% Experience embarrassment1 63% Say it limits them at work2 70% Report impact to daily activities and lack of tolerability1 Doolittle J, et al. Arch Dermatol Res. 2016 Dec;308(10):743-749. Hamm H, et al. Dermatology. 2006;212(4):343-53.

35% awareness Excessive Underarm Sweating Is a Specific Medical Condition (Undiagnosed) *Among Undiagnosed Sufferers who are aware excessive sweating can be a medical condition and Diagnosed Sufferers Current Awareness of Axillary Hyperhidrosis as a Medical Condition Is Low Key Insights Low awareness among Undiagnosed Sufferers Disconnect between available information and the call to action Knowledge that axillary hyperhidrosis is treatable is low despite its broad impact on QoL ” “ I just thought deodorant didn’t work well for me. I’ve been trying clinical strength. Just thought I get more sweaty. Didn’t know it could be a serious problem.

Nearly 50% of Patients Wait 10+ Years to Speak to an HCP About Excessive Sweating Source: Glaser DA, et. al. J Drugs Dermatol. 2018 Apr 1;17(4):392-396.

% of Patients - Utilization % Satisfaction (top 2 box1) Patients Predominantly Use OTC and Rx Antiperspirants, but Satisfaction Low 11% Only Of patients are satisfied with OTC antiperspirants Our target patient population is using but not satisfied with “Clinical Strength” antiperspirants Source: Dermira Patient ATU; Jan ’18 1. Top-2 Box refers to a NET of the highest two categories of the rating scale

Capitalizing on the Glycopyrronium Tosylate Opportunity Educating Physicians Gaining Broad Quality Coverage Activating Patients

Educating Physicians

“ HCPs Looking for Better Treatment Options for HH 8% of HCPs Are very or extremely satisfied with their options for hyperhidrosis Source: Internal Data on File (Bell Falla HCP Demand & Segmentation Report) 42% of HCPs Say that it is frustrating to treat Primary Axillary Hyperhidrosis because of the lack of good treatment options There's really not much, okay? You just have to kind of trial and error as to finding which one seems to work to help. - DERMATOLOGIST from Verilogue research “

Most HCPs say they are very or extremely likely to try GT1 49% of Dermatologists would use GT as a first-line of treatment2 1. Dermira Landscape Study Bell Falla, 2016 2. Kaiser Associates Survey 1Q: For a patient not currently on a treatment for axillary hyperhidrosis, which of the following is typically your [first, second, third, or fourth] line of treatment?; 2Q: Would you most likely prescribe Product Y as a …[1st, 2nd, 3rd line, etc.] Axillary Hyperhidrosis Treatment Algorithm with GT2 Systemics such as oral anticholinergics Injectable BOTOX® Prescription-strength antiperspirants Local sweat gland ablation, energy device, endoscopic thoracic sympathectomy OTC antiperspirants: regular or “clinical strength” +GT Dermatologists Want Innovation and Will Write GT When Hyperhidrosis Patients Request a Prescription 98% of HCPs say they would agree to a patient’s request for GT1 of HCPs

Target Prescribers: Dermatologists & NP/PAs Dermatologists are 3x more productive in prescribing topical treatments for HH than PCPs1 1. IMS NPA 2016 Data for Drysol Rx; 2. Dermira Ethnography Research, May 2017 Dermatologist: Primary Treater2 Dermatology NP/PA: High Volume2 PCP/Pediatrician: Least Aware2 Treats most aggressively Still require patient to proactively discuss their condition Treats aggressively and manages patient care Lower barrier for appointment than Dermatologist Receptive to education Least condition awareness Some patients may present to PCPs or Peds for initial treatment

Dermatologist-targeted Campaign Elevates Need to Diagnose and Treat Dermatologist targeted campaign showcases the deeper impact of hyperhidrosis Doolittle J, et al. Arch Dermatol Res. 2016 Dec;308(10):743-749. Hamm H, et al. Dermatology. 2006;212(4):343-53.

A Specialty Sales Force: Key to Our Commercial Success

Core Target Call Points

Specialty	# Core Targets
Dermatologist	~6,300
NP/PA	~3,400
‘Derm-like’ PCP	~900
Pediatrician	~500
TOTAL	**~11,000**

Field Sales Hierarchy & Span of Control

SoC: 7 DBMs

2 Regional Business Directors

SoC: 7-9 reps

14 Division Business Managers

112 Therapeutic Sales Specialists

Regional Access



14 divisions with 7-9 territories per division

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Ongoing Medical Affairs Support to Educate HCPs Raise awareness about hyperhidrosis mechanism of disease, its burden, and the unmet need Educate target HCPs and payers on the hyperhidrosis, including prevalence, mechanism, burden and the need for appropriate treatment Legitimize hyperhidrosis as a medical condition Increase HCP attention, recognition and perception of hyperhidrosis as a treatable medical condition Explain patient reported outcome measures to HCP’s in order to motivate them to appropriately diagnose and treat axillary hyperhidrosis Scientific engagement and communications are central to building awareness of hyperhidrosis and GT

TSS Recruitment and Interviews Development & Integrated Testing of Sales Systems Development of L&D Content Sampling Program (Development, Testing, Validation) TSS Home Study Timed Build-out of HCP Support through 2018 April May June July September August October November RBDs Onboarding DBMs Onboarding Field Force Onboarding & Training National Sales Meeting Abbreviations: RBD: Regional Business Director; DBM: Division Business Manager; TSS: Therapeutic Sales Specialist; L&D Learning and Development June 30 PDUFA Speaker Program Initiation Medical Information Call Center for HCPs and Consumers HCP Thought Leader Engagement (n=200) Publication of Key Manuscripts HCP Disease State Education Medical Affairs-led Commercial-led

Ensuring Payer Coverage

Dermira Has a Highly Experienced and Motivated Market Access Organization 8-person Payer Account team across the United States with geographic proximity to all major payers Over 120 years of Rx manufacturer market access, clinical pharmacy and/or PBM experience High visibility at April 2018 AMCP meeting in Boston with Hyperhidrosis Educational Session Use of live patient/recorded testimonials used with Managed Care customers in pre-approval engagement Tim, hyperhidrosis sufferer Jackson, 13 year old student Kim, mom and pediatrician Adam Friedman, M.D., FAAD, suffers from hyperhidrosis

HH Market Dominated by Commercial Insurance Channel (N = ~1,200 patients) 1. ICDO 10 L74.510 - Primary focal hyperhidrosis, axilla; 2. Dermira analysis of published medical policy criteria of top twenty commercial payers Commercial payer segment will be the primary channel given anticipated patient demographics for GT Hyperhidrosis is a covered medical condition1 No significant utilization management criteria in place for Drysol2

Conducted Pre-approval Engagement with PBMs & MCOs Representing ~80% of Commercial Lives Detailed disease state education and in-person discussions session offer payers insight into patient burden Dermira Medical Affairs providing a deep clinical overview, including insight into pediatric use Live hyperhidrosis patient has articulated the disease burden and humanized the patient in a personal way that payers have not previously experienced Payers or PBMs Dermira has interacted with % of Cumulative Commercial Lives # of Commercial Lives (in M’s) Abbreviations: PBM; Pharmacy Benefit Manager, MCO; Managed Care Organization

We Expect Quality Commercial Insurance Coverage for GT

Maximum restriction of ICD-10 diagnosis and/or trial and failure of OTC or Rx strength aluminum chloride

Patients expected to have quality access to GT because:

- Payer recognition of seriousness of condition
- Proven safety & efficacy from ages 9 and up with 44 week safety data across open label extension study population
- Limited on-label treatment options & GT is a positive add to formulary
- Utilization can be managed via an ICD-10 diagnosis & potential trial of OTC or aluminum chloride Rx

Achieving broad quality coverage at launch is impacted by payer policies to limit utilization of newly approved Rx:

- Mandatory new product exclusions with some payers can be as long as 365 days
- However unless NDC blocked, physicians may prescribe GT through medical exception process
- We will have access support services to help ensure fulfillment of GT during the 'coverage ramp'

Potential Commercial Insurance Coverage Ramp of Covered Lives



% of Commercial Lives Covered (expected)
100%
80%
60%
40%
20%
0%
~30%
~50%
90%+
Launch
Jan 2019
Jan 2020

Abbreviations: NDC: National Drug Code

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Dermira Connect: Our Channel Strategy Branded for future expansion Patients Providers Coverage Assistance Prior Authorization Support Affordability & Financial Assistance General Support Pharmacy Triage CRM & Adherence

Ongoing Medical Affairs Support to Educate Payers Scientific engagement and communications are central to building awareness of hyperhidrosis and GT Develop an effective HCP and Payer Advocacy base Identify, prioritize and develop HCP, patient, and payer advocates/opinion leaders Support scientific data generation from HCPs Establish GT as standard of care Rx treatment option for HCPs and support favorable access Clinically differentiate GT as the first and only topical anticholinergic for the treatment of axillary hyperhidrosis Execute key HEOR (Health Economics & Outcomes Research) evidence generation activities to communicate burden of hyperhidrosis and value of GT Support evidence-based clinical guidelines and treatment algorithms

Payer Ad Board RBDs Onboarding DBMs Onboarding Field Force Onboarding & Training National Sales Meeting June 30 PDUFA Focus on Commercial Payer Coverage Non-binding Contracts (if needed) FDAMA114 Engagement: Disease State & Product Information Awareness April May June July September August October November Payer / Formulary Engagement Payer Dossiers (e.g. AMCP and Budget Impact Models) Abbreviations: AMCP: Academy of Managed Care Pharmacy Medical Affairs-led Payer Team-led Speaker Program Initiation Final 2018/19 Contracts (if needed)

Activating Patients

Core Patient Audience: Women Between 18 & 39 Distribution of Hyperhidrosis Patients Across Age Segments While Hyperhidrosis Presents Equally in Men and Women, Women Are More than 2x Likely to Seek Treatment Male Female Source: Google Analytics Most Common Age of Onset for AHH Patients: 12-171 Source: Doolittle J. et al. Arch Dermatol Res. 2016 Dec; 308(10): 743-749 1. Hamm H. et al. Dermatology. 2006; 212(4): 343-53. Abbreviations: AHH: Axillary Hyperhidrosis

Lack of HH Awareness and Treatment Options Impact QOL and Create Sufferer Embarrassment Hyperhidrosis leads to interference with activity, careers, relationships, and confidence 1 out of 3 choose a career that can accommodate their sweating3 Nearly all are uncomfortable being physically close to others, fearing negative reactions and rejection2 3 out of 4 say it frequently or always interferes with their daily activities2 3 out of 4 experience emotional consequences— depression, unhappiness, reduced confidence—as a result of their condition3 9 out of 10 people suffer embarrassment on a weekly basis because of their sweating1 1. Dermira Lexicon Survey. 08/2017; 2. Kamudoni et al. Health Qual Life Outcomes. 2017;15.121. 3. Solish et al. Dermatol Surg. 2007;33(8):908-23.

Your excessive sweating could be a medical condition… Education Becomes the Trigger for Action 2 1 3 Dermira Lexicon Survey. 08/2017. Q80: Using the scale below, please indicate how knowing that your excessive sweating could potentially be linked to a medical condition, [BLOCK B: Hyperhidrosis], could impact the following activities. Please select one from each row. 71% 70% 60% take comfort knowing that they are not alone in their suffering are more likely to research hyperhidrosis to better understand the condition and disease management are more willing to engage their physician about treatments for their excessive sweating

Activating Patients in a Phased Approach Phase 1: Awareness Phase 2: Education Phase 3: Activation Digital Disease State Awareness (DSA) hyper-targeting core customer Robust shopper data allows for targeting of over 18M clinical strength antiperspirant users Launch of checkyoursweat.com Broaden educational base with Hyperhidrosis Education Partnership with social influencer/Bravo star Cameran Eubanks Launch HH Disease State Awareness DTC Campaign to raise condition awareness

Early Disease State Awareness Launch to Increase Consumer Awareness of Hyperhidrosis DSA Strategy: Increase consumer awareness of hyperhidrosis and motivate sufferers to seek a medical diagnosis Goals: Educate sufferers about hyperhidrosis and have them complete assessments Trigger and produce solution-seeking behavior Inspire audiences to opt-in to CRM Abbreviation: CRM; customer relationship manager Phase 1: Awareness Phase 2: Education Phase 3: Activation

Preliminary Disease State Campaign Results Indicate a Robust and Underserved Market 671K Click Throughs 603K unique/ new visitors 90% of all click throughs 192K Completions 29% of all click throughs 161M Impressions Website data from Dec ’17 – Mar ‘18 Phase 1: Awareness Phase 2: Education Phase 3: Activation

Hyperhidrosis Education Partnership with Actual Sufferer in Target Demographic Phase 1: Awareness Phase 2: Education Phase 3: Activation

Results At-a-Glance 9 Interviews > 444,320,000 Audience Reach > 561,000 Video Views >950 Social Media Comments 9 Stories* 935 New Followers 1 radio and 8 consumer health / lifestyle stories Cameran Eubanks and CYS social posts Based on subscriber data for publications Cameran Eubanks interviews on 4/24 and 5/2 CYS Instagram *Metrics between 5/2/18 and 5/10/18; Coverage as of 5/10/18; Abbreviations: CYS: CheckYourSweat Phase 1: Awareness Phase 2: Education Phase 3: Activation 100% 88% 88% Key Message Breakdown of all stories mention Cameran’s collaboration with Dermira of all stories highlight hyperhidrosis affecting aspects of her daily life of all stories link to CheckYourSweat.com

“ ” Patient Insights Guided Our Concept Testing for DSA DTC Level of embarrassment – Most sufferers only felt embarrassed in situations with friends, co-workers, loved ones vs. strangers Level of somber – Sufferers are focused on living their lives with coping mechanisms. Some felt they were often bystanders and limited in their level of participation Insights on scenarios – Social, especially memorable ones, or work settings resonated best Self-assessment is highly subjective to scenario What We Learned - Qualitative How We Applied It Integrated combination of everyday activities and momentous, special occasions Simplified text treatment to not distract from scene, but keep tone lighthearted It made me feel kind of not so isolated knowing that there are others who also deal with the same problem. - HH Patient from Concept Testing Phase 1: Awareness Phase 2: Education Phase 3: Activation

Six Coping Scenarios Connected with Our Target Audience 1 There are 15 million people suffering from excessive sweating. It's a medical condition called Hyperhidrosis And many people don't know they have it. Even if they've figured out interesting tricks to try to hide it. If this is you, Visit CheckYourSweat.com and talk to a dermatologist about Hyperhidrosis, a treatable medical condition. Phase 1: Awareness Phase 2: Education Phase 3: Activation

The Underhug ̶ 0:15 TV & Web Spot

The Lockdown ̶ 0:15 TV & Web Spot

Tricks of the Trade ̶ 0:30 TV & Web Spot

Speaker Program Initiation Final 2018/19 Contracts (if needed) Payer Ad Board RBDs Onboarding DBMs Onboarding Field Force Onboarding & Training National Sales Meeting June 30 PDUFA Team Prepared for Full Market Launch on October 1 April May June July September August October November Phase 1: Awareness Phase 3: Activation Take learnings from Phase 1 and Phase 2 testing to inform branded DTC campaign in 2019 April May June July September August October November Phase 2: Education October 1 Launch “Tricks of the Trade” DSA DTC Campaign

Market Opportunity Is High 15 million with hyperhidrosis1 1% = ~$45 - $105 million 5 million discussed with HCP1 1% penetration = ~$90 - $210 million Based on $300-700 per Rx and 2 refills per annum; revenue numbers represent gross sales 1. Doolittle J, et al. Arch Dermatol Res. 2016 Dec;308(10):743-749. 2. Based on IQVIA National Prescription Audit Rx data on compounds commonly used for hyperhidrosis and other procedure estimates 1% = ~$7 - $17 million ~800 thousand treated2 10 million with axillary hyperhidrosis (AHH)1

Key Takeaways Large Commercial Opportunity with a High Unmet Need Activatable Patient Population Solid Commercial Plan to Realize the Opportunity 2018 – Transformational Year to a Commercial-Stage Organization

GT & Hyperhidrosis Q&A

Break

Atopic Dermatitis Opportunity Lori Lyons-Williams, Chief Commercial Officer

Chronic Condition with Significant Impact

Atopic dermatitis often has severe and long-lasting effects

Atopic dermatitis (AD) is a chronic skin condition and is considered the most **common, severe, and long-lasting** type of eczema.[1]



Moderate-to-severe atopic dermatitis affects:


~7 million
Americans[2]

men and women

of all ethnicities equally[1]

The severe scratching and itching associated with atopic dermatitis can **severely affect sleep and negatively impact quality of life in adults.**[3]


!?

1. National Eczema Association. Understanding Your Atopic Dermatitis. Accessed July 26, 2017, from https://nationaleczema.org/eczema/ types-of-eczema/atopic-dermatitis/.
2. Silverberg & Hanifin 2013; Thomson Reuters IPD (Incidence & Prevalence Database), Accessed on August 4, 2017.
3. Jeon, C., Yan, D., Sekhon, S., Bhutani, T., Berger, T., & Liao, W. (2017). Frequency and Management of Sleep Disturbance in Adults with Atopic Dermatitis: A Systematic Review. Dermatology and Therapy, 1-16. Accessed July 26, 2017, from https://link.springer.com/article/10.1007%2Fs13555-017-0192-3.

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Psoriasis Market Provides Analog for AD Market Market expansion driven by entry of new, innovative, differentiated products Decision Resources Group, Estimated Psoriasis Sales by Product Other includes antimetabolites, calcineurin inhibitors, vitamin D3 analogues, retinoids and topical corticosteroids 1

Successful DUPIXENT® Launch To-Date Demonstrates Opportunity in AD TRx Volume by Month Since Launch Rx Volume by Month Since Launch Source: IQVIA National Prescription Audit (NPA) through Mar’18

Atopic Dermatitis Amy S. Paller, M.D., Chair, Department of Dermatology, Northwestern University

Eczema/Dermatitis: What Is It? Eczema and dermatitis are terms for a group of skin conditions that cause the skin to become inflamed or irritated. Atopic dermatitis Contact dermatitis Dyshidrotic eczema Neurodermatitis Nummular dermatitis Stasis dermatitis

Interplay of the Epidermis and Immune System Paller AS et al. J Allergy Clin Immunol. 2017 Sep; 140(3):633-643.

Atopic Dermatitis Affects ~7% of the U.S. Adult Population U.S. prevalence of AD in adults: 7.3%, with 39.9% having moderate-to-severe disease1 ~7M adults in the U.S. have moderate-to-severe AD2 Prevalence in children is estimated to be between 10-20% in developed countries3,4 1. Fuxench ZCC, et al. AAD 2018 (P6236) 2. Dermira estimate based on current US population 3. Totri CR. Curr Opin Pediatr. 2014 Aug;26(4). 4. Silverberg JI, et. al. Dermatitis 2014; 25:107-14.

AD Patients Experience a Substantial Patient Burden

Co-morbidities

- AD is associated with other co-morbidities in allergic conditions (food allergy, asthma, allergic rhinitis, allergic conjunctivitis, eosinophilic esophagitis)[1]
- Adults with AD have significantly higher odds of a self-reported history of hypertension, adult-onset diabetes, and cholesterolemia[1]
- AD is also associated with higher rates of psychological diseases such as depression, anxiety, suicidal ideation, attention deficit/hyperactivity disorder, and autism spectrum disorder[2]

Patient burden impacts quality of life[3]



Patients reporting itch "frequently" or "always" impacting activities (%)
80
60
40
20
0
68.2%
55.8%
54.0%
46.0%
Sleep
Leisure/ social
Housework/ errands
Work/ study



Patients reporting problems *%)
80
60
40
20
0
16.1%
7.9%
41.1%
76.8%
50.8%
Mobility
Self-care
Usual activities
Pain/ discomfort
Anxiety/ depression

1. Brunner PM et al. J Invest Dermatol. 2017 Jan;137(1):18-25
2. Silverberg JI, Greenland P. J Allergy Clin Immunol 2015;135:721e8.
3. Simpson EL, et al. J Am Acad Dermatol. 2016 Mar;74(3); Figure 4: Functional and participatory activities assessed on the 5-D Pruritus Scale (N = 379)

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Skin Pain Is Also Associated with an Increased Burden Beyond Itch 1. Vakharia PP, et al. Ann Allergy Asthma Immunol 2017; 119:548-52 In a prospective, dermatology practice-based study, questionnaires and evaluation from dermatologists were used to determine how frequently patients with AD experienced skin pain (n = 305)1 Patients with skin pain were more likely to describe their itch with distinct terms that resembled neuropathic pain, even when or only mild excoriations were present Painful, stinging, burning, tingling, pinprick-like Skin pain was associated with increased AD severity and affected all aspects of patients’ QOL

Current and Potential Future Treatments for Moderate-to-Severe Atopic Dermatitis Dupilumab approved in March 2017 for treatment of moderate-to-severe atopic dermatitis in adults First-in-class biologic to treat root cause of inflammation Changed the paradigm for treatment of moderate-to-severe AD vs. topical corticosteroids and systemic immunomodulators Improved understanding of disease pathogenesis is enabling the development of new therapies Target Compound Phase IL-13 Tralokinumab 3 JAK 1 PF-04965842 3 JAK 1/2 Baricitinib 3 JAK 1 Upadacitinib 2b IL-13 Lebrikizumab 2b IL-31a Nemolizumab 2b IL-33 ANB-020 2a – 2b OX-40 GBR-830 2a H4R ZPL389 2a IL-17a Secukinumab (Cosentyx) 2 NK1R VLY-686 2 Compounds in Development for Moderate-to-Severe AD Status based on search on clintrials.gov as of May 21, 2018

IL-13 Is Key Pathogenic Mediator Driving Disease Relative expression of IL-13 and IL-4 in AD and healthy skin1 All Lesions Total 6 8 10 10 7 28 IL-13+ 3 8 10 9 4 27 IL-4+ 0 2 1 0 0 3 Tazawa T, et. al, Arch Dermatol Res. 2004 Apr;295(11):459-64. Simpson (2016) EADV. Wollenberg (2017) AAD poster 4496. In lymph nodes: IL-4 mediated Th2 polarization (onset of AD) B cell class switching to produce IgE In circulation: IL-13+ T cells are directly correlated with disease severity In skin: IL-13 most abundant Th2- cytokine in AD skin lesions IL-13 expression correlates with disease severity IL-13 expression correlates with disease chronicity IL-13 causes barrier defects IL-13 causes skin thickening IL-13 causes itch and increases nerve fiber density (in mice) IL-13 affects myeloid cells, priming Th2 phenotype

Lebrikizumab Has a Differentiated MOA

Lebrikizumab binds IL-13 with high affinity, selectively blocking formation of IL-13Rα1/IL-4Rα signaling complex



IL-4
IL-13
IL-4Rα
IL-13Rα1
TYK2
JAK1
STAT 6
IL-13Rα2
P

Dupilumab

- Binds to IL4Rα, preventing IL-4 and IL-13 signaling
- Due to continuous (ligand-independent) internalization of the IL4-Rα receptor subunit, the injectable treatment must be administered every other week



IL-4
IL-13
IL-4Rα
IL-13Rα1
TYK2
JAK1
STAT 6
IL-13Rα2
P

Lebrikizumab

- Binds to IL-13, specifically preventing formation of IL-13Rα1/ IL4Rα complex, thus blocking downstream signaling
- Lebrikizumab clearance at receptor is IL-13-dependent, improving PK and potentially allowing for less frequent dosing as compared to dupilumab



IL-4
IL-13
IL-13
IL-4Rα
IL-13Rα1
TYK2
JAK1
STAT 6
IL-13Rα2
P

Tralokinumab

- Binds to IL-13, preventing IL-13 from binding to IL-13Rα1 and IL-13Rα2, thus blocking IL-13 signaling while also preventing endogenous regulation of IL-13 activity via IL-13Rα2
- Because tralokinumab has lower affinity for IL-13 and limits endogenous regulation of IL-13 activity, it may require higher/more frequent dosing compared to lebrikizumab

Adapted from:
Ultsch et al. J Mol Biol. 2013; 425:1330-9
Oh et.al. Eur. Resp. Review. 2010; 115:46-54
Kurgonaite et al. J Cell Sci. 2015;128(20): 3781-3795
David et al. Oncogene. 2011; 20:6660
Lu et al. J Dermatol Sci. 2009; 54:126
Sivaprasad et al, J Immunol. 2010; 185:6802
Daines et al, J Biol Chem. 2002; 277:10387
Kasaian et al. J Immunol 2011; 187:561

Dermira | ANALYST & INVESTOR DAY – MAY 24, 2018 106

Key Takeaways AD is characterized by a strong type-2 inflammatory signature As in psoriasis, multiple approaches will be necessary to address the large burden of this disease Moderate-to-severe AD is a substantial unmet need with limited treatment options IL-13 plays a central role in mediating the impact of type-2 inflammation on the skin Improved understanding of disease pathogenesis is enabling the development of new therapies Specific targeting of type-2 inflammatory cytokines, in particular IL-13 (dupilumab, tralokinumab, lebrikizumab) Broader targeting of signal transduction via JAK inhibition, with associated risks but potential for oral administration (e.g., baricitinib, PF-049565842, upadacitinib) Other targets, for which safety and efficacy remain to be well validated in the clinic (e.g., IL-31RA, IL-33, OX-40, IL-17C, H4, etc.) Common, type-2 inflammatory disease with substantial unmet need for new therapies

Lebrikizumab Luis Peña, Chief Development Officer

Lebrikizumab Presents an Exciting Opportunity in AD

Platform for rapid development of best-in-class IL-13 inhibitor with best-in-disease potential

Attractive molecular profile

Targets IL-13, a key pathogenic mediator in AD[1-13]	**Attractive target** *Validates approach*
Specifically targets signaling via IL-13Rα1/ IL-4Rα complex[14]	**Differentiated MOA** *Enhances profile*
Binds IL-13 with very high affinity[14]	**High potency** *Drives efficacy*
Dose-proportional with ~3-week half-life[15]	**Robust PK** *Enables less frequent dosing*

Lebrikizumab

Robust foundation for development

Clinical POC in AD *Informs development strategy*	Suggests opportunity for attractive profile in AD and informs strategy to optimize it
Extensive enabling package *Supports accelerated development*	Large safety database spanning multiple indications, extensive nonclinical safety data and robust manufacturing process

Abbreviations: AD (atopic dermatitis), CMC (chemistry, manufacturing and controls), IL-13Rα1 (α1 subunit of IL-13 receptor), IL-4Rα (α subunit of IL-4 receptor), MOA (mechanism of action), POC (proof-of-concept), PK (pharmacokinetics).

1. Shin (2015) JEADV 29:2060.
2. Kim (2008) Clin Immunol 126:332.
3. Bhogal (2008) Int Rev Immunol 27:472.
4. Aleksza (2002) BJD 147:1135.
5. La Grutta (2005) Allergy 60:391.
6. Nomura (2003) J Immunol 171:3262.
7. Choy (2012) JACI 130:1335.
8. Ellinghaus (2013) Nat Genet 45:808.
9. He (2003) Genes Immun 4:385.
10. Sehra (2010) J Immunol 184:3186.
11. Kim (2009) J Gene Med 11:26.
12. Simpson (2016) EADV.
13. Wollenberg (2017) AAD poster 4496.
14. Ultsch (2013) J Mol Biol 425:1330.
15. Zhu (2017) ASCPT.

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IL-13 Is an Attractive, Validated AD Target

IL-13 plays a central role in mediating the impact of type-2 inflammation in skin

Relative expression of IL-13 and IL-4 in AD and healthy skin[1]



*p<0.05
**p<0.01
IL−13mRNA/GAPDHmRNA×100
140
120
100
80
60
40
20
0
healthy controls
very mild lesions
subacute lesions
lichenified lesions
normal appearing skin

	healthy controls	very mild lesions	subacute lesions	lichenified lesions	normal appearing skin	All lesions
Total	6	8	10	10	7	28
IL-13+	3	8	10	9	4	27
IL-4+	0	2	1	0	0	3

- IL-13 is key local pathogenic effector cytokine driving disease manifestations in the skin
  - Direct correlation between local IL-13 expression and disease severity[1]
  - Promotes effects of type-2 inflammation
  - Reduces epithelial integrity via downregulation of barrier protein production, promoting epidermal thickening
  - Promotes pruritus via increase in nerve fiber density and sensitization to pruritogens
- Impact of IL-13 inhibition on AD validated in clinical studies of lebrikizumab[2] and tralokinumab[3]
  - Dupilumab activity in AD likely predominantly due to IL-13 inhibition
    - Role of IL-4 likely limited to Th2 polarization at onset of disease

Abbreviations: AD (atopic dermatitis), IL-4 (interleukin 4), IL-4+ (IL-4 mRNA detectable), IL-13 (interleukin 13), IL-13+ (IL-13 mRNA detectable), mRNA (messenger ribonucleic acid).

1. Tazawa (2004) Arch Dermatol Res 295:459.
2. Simpson (2016) EADV.
3. Wollenberg (2017) AAD poster 4496.

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Pioneering Dermatological Neuroscience IL-13 is a neuronal enhancer in different itch pathways and is potentially driving chronic itch in AD Introduction Chronic itch is a cardinal symptom in atopic dermatitis The prevalence of chronic itch in AD patients ranges between 75-100% AD pathology has a strong Type 2 signature and is characterized by the presence of Th2-released cytokines including IL-13 Itch transmission is conducted via sensory neurons in the skin Human sensory neurons have been reported to express functional Type 2 IL-4/IL-13 receptor (Oetjen L. et al. 2017) Hypothesis IL-13 directly activates human sensory neurons and enhances pruritic responses in inflammatory conditions Human neuron model Activation of neurons detected via intracellular Ca2+ imaging

Pioneering Dermatological Neuroscience

IL-13 is a neuronal enhancer in different itch pathways and is potentially driving chronic itch in AD

IL-13 directly activates human sensory neurons



500nM IL-13
Cell 1
Cell 2
Cell 3
Cell 4
1.75
1.50
1.25
1.00
0.75
0.50
0.25
0.00
-0.25
0:00 1:00 2:00 3:00 4:00 5:00 6:00 7:00
Time (min)

IL-13 sensitizes serotonin-induced neuronal responses which are blocked by Lebrikizumab



Average Relative Second Peak (%)
100
90
80
70
60
50
40
30
20
10
0
n=40
n=75*
n=25
Control
500nM IL-13
500nM IL-13 + 200µg/mL Lebrikizumab

IL-13 enhances neuronal responses mediated by histamine and BAM8-22

A



histamine
Average Relative Second Peak (%)
100
90
80
70
60
50
40
30
20
10
0
n=35
n=31*
Control
500nM IL-13

B



BAM8-22
Average Relative Second Peak (%)
60
50
40
30
20
10
0
n=9
n=29
Control
500nM IL-13

Conclusions

- IL-13 directly activates human sensory neurons
- IL-13 causes an extensive enhancement (i.e. sensitization) of serotonin-, histamine, and BAM8-22 induced responses
- Lebrikizumab significantly reduced sensitization of serotonin-triggered neuronal responses
- IL-4 activates neurons as described elsewhere (Oetjen L., et al. 2017), but does not enhance responses for pruritogens in human neurons

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Lebrikizumab Has a Differentiated MOA

Lebrikizumab binds IL-13 with high affinity, selectively blocking formation of IL-13Rα1/IL-4Rα signaling complex



IL-4
IL-13
IL-4Rα
IL-13Rα1
TYK2
JAK1
STAT 6
P
IL-13Rα2

Dupilumab

- Binds to IL4Rα, preventing IL-4 and IL-13 signaling
- Due to continuous (ligand-independent) internalization of the IL4-Rα receptor subunit, the injectable treatment must be administered every other week



IL-4
IL-13
IL-4Rα
IL-13Rα1
TYK2
JAK1
STAT 6
P
IL-13Rα2

Lebrikizumab

- Binds to IL-13, specifically preventing formation of IL-13Rα1/ IL4Rα complex, thus blocking downstream signaling
- Lebrikizumab clearance at receptor is IL-13-dependent, improving PK and potentially allowing for less frequent dosing as compared to dupilumab



IL-4
IL-13
IL-13
IL-4Rα
IL-13Rα1
TYK2
JAK1
STAT 6
P
IL-13Rα2

Tralokinumab

- Binds to IL-13, preventing IL-13 from binding to IL-13Rα1 and IL-13Rα2, thus blocking IL-13 signaling while also preventing endogenous regulation of IL-13 activity via IL-13Rα2
- Because tralokinumab has lower affinity for IL-13 and limits endogenous regulation of IL-13 activity, it may require higher/more frequent dosing compared to lebrikizumab

Adapted from:
Ultsch et al. J Mol Biol. 2013; 425:1330-9
Oh et.al. Eur. Resp. Review. 2010; 115:46-54
Kurgonaite et al. J Cell Sci. 2015;128(20): 3781-3795
David et al. Oncogene. 2011; 20:6660
Lu et al. J Dermatol Sci. 2009; 54:126
Sivaprasad et al, J Immunol. 2010; 185:6802
Daines et al, J Biol Chem. 2002; 277:10387
Kasaian et al. J Immunol 2011; 187:561

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TREBLE Phase 2a Study

Clinical proof of concept for lebrikizumab in AD



Topical corticosteroids (TCS) run-in
(Triamcinolone 0.1% BID)
Screening visit
End of run-in
R
125 mg lebrikizumab single dose + TCS BID (n=52)
250 mg lebrikizumab single dose + TCS BID (n=53)
125 mg lebrikizumab Q4W + TCS BID (n=51)
Placebo + TCS BID (n=53)
Safety follow-up period
• TCS cream as needed
• No lebrikizumab treatment
Primary endpoint
Day -14
Day -1
Week 0
Week 12
Week 20
Run-in period
Treatment period
Follow-up period

Abbreviations: Q4W (once every 4 weeks), TCS (topical corticosteroid), BID (twice a day).

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TREBLE: Efficacy Observed Across Key Measures

Information-rich clinical POC data that inform future development strategy

12-week P2a study in 209 adults with moderate-to-severe AD on background TCS (TREBLE)



EASI-50
P = 0.48
P = 0.44
P = 0.03
EASI-75
P = 0.66
P = 0.12
P = 0.04
EASI-90
P = 0.24
P = 0.04
P = 0.03
IGA-0/1
P = 0.77
P = 0.26
P = 0.10
Proportion of patients (%)
Week
P-values vs placebo at Week 12
Lebrikizumab 125 mg SD
Lebrikizumab 250 mg SD
Lebrikizumab 125 mg Q4W
Placebo

- Lebrikizumab provided significant placebo-corrected improvements across a number of key measures, generally in a dose-dependent manner
- Dosing every 4 weeks achieved statistical significance for EASI-50 (primary endpoint), EASI-75 and EASI-90 with trend for improvement in IGA-0/1
- These improvements were observed on top of intensive TCS application associated with substantial responses in placebo group
- Adverse event rates were generally similar across treatment groups, and most were mild or moderate in severity

Abbreviations: AD (atopic dermatitis), EASI (eczema area and severity index score on scale of 0-72), EASI-50/ 75/ 90 (proportion of patients achieving 50%/ 75%/ 90% reduction from baseline in EASI), IGA (investigator's global assessment on scale ranging from 0, representing clear skin, to 4, representing severe disease), IGA-0/1 (achievement of IGA score of 0, representing clear skin, or 1, representing almost clear skin), SD (single dose), TCS (topical corticosteroids), Q4W (once every 4 weeks).

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TREBLE: Compelling Dose-Response and Kinetics

Clinical POC data suggest opportunity to improve efficacy by dosing higher and longer and convenience by dosing less frequently

	Key observations	Implications for target product profile
1	Efficacy generally dose-dependent	Increasing dose should drive efficacy higher
2	Effect of repeat dosing still increasing at end of 12-week treatment period	Increasing duration of repeat dosing should drive efficacy higher
3	In absence of loading dose, repeat-dosing regimen likely did not achieve steady-state exposure during 12-week treatment period	Introduction of loading dose should achieve steady-state exposure early in treatment period, further boosting efficacy
4	Effect of single dose peaks sometime at or after week 8	Dosing less frequently than once every 4 weeks may be achievable and offer improved convenience

12-week P2a study in 209 adults with moderate-to-severe AD on background TCS (TREBLE)



EASI-90
Lebrikizumab 125 mg SD
Lebrikizumab 250 mg SD
Lebrikizumab 125 mg Q4W
Placebo
P = 0.24
P = 0.04
P = 0.03
Proportion of patients (%)
0
10
20
30
40
50
60
70
80
90
Week
0
1
4
6
8
12

Abbreviations: AD (atopic dermatitis), EASI (eczema area and severity index score on scale of 0-72), EASI-90 (proportion of patients achieving 90% reduction from baseline in EASI) SD (single dose), TCS (topical corticosteroids), Q4W (once every 4 weeks).

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Increasing Dose Supports Differentiation

Clinical POC suggest opportunity for differentiated profile at higher dose

Cross-study comparison of efficacy (IGA-0/1 response rate) of key biologic therapies in adults with AD on background TCS[1]



40%
30%
20%
10%
0%
PBO
125 SD
125 Q4W
250 SD
Lebrikizumab[2]
PBO
300 Q2W
Dupilumab[3]
Week 4
PBO
45 Q2W
150 Q2W
300 Q2W
Tralokinumab[4]
PBO
125 SD
125 Q4W
250 SD
Lebrikizumab[2]
PBO
300 Q2W
Dupilumab[3]
Week 12

- At 125 mg q4w, efficacy appears similar to that of 300 mg tralokinumab q2w and lower than that of 300 mg dupilumab q2w
- Initial effect of 250 mg (single dose) is comparable to that of dupilumab (loading + week-2 dose) at week 4
- Dose-response suggests loading and/or repeated dosing at ≥ 250 mg/mo. should offer sustained benefit
- While dupilumab and tralokinumab are likely at maximum doses, substantial room remains to increase lebrikizumab dose

Abbreviations: AD (atopic dermatitis), IGA-0/1 (score of 0, representing clear, or 1, representing almost clear, on investigator's global assessment scale), Plb (placebo), POC (proof of concept), Q2W (every 2 weeks), Q4W (every 4 weeks), SD (single dose), TCS (topical corticosteroids).

1. All doses are in mg. Cross-study comparison should be interpreted with caution due to differences in study designs, including patient populations, TCS regimens and run-in protocols.
2. Lebrikizumab was administered without a loading dose (Simpson 2016 EADV).
3. Dupilumab was administered with a 600-mg loading dose (Blauvelt 2017 Lancet 389:2287).
4. Wollenberg (2017) AAD poster 4496.

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TREBLE: Attractive Safety and Tolerability Profile Adverse event rates generally similar across treatment groups and mostly mild or moderate in severity   Lebri 125 mg SD N=54 Lebri 250 mg SD N=52 Lebri 125 mg Q4W N=50 All Lebri N=156 Placebo N=53 AEs of interest / events to be monitored, n (%) Adjudicated anaphylaxis1 Infections Injection site reactions Malignancies 0 24 (44.4) 0 0 0 20 (38.5) 0 0 0 12 (24.0) 2 (4.0) 0 0 56 (35.9) 2 (1.3) 0 0 24 (45.3) 1 (1.9) 0 Skin infections, n (%) Patients with skin infection 6 (11.1) 5 (9.6) 3 (6.0) 14 (9.0) 9 (17.0) Herpes infections, n (%) Related to study drug Herpes simplex Herpes zoster 1 (1.9) 0 1 (1.9) 0 3 (5.8) 0 2 (3.8) 1 (1.9) 2 (4.0) 0 1 (2.0) 1 (2.0) 6 (3.8) 0 4 (2.6) 2 (1.3) 0 0 0 0 Conjunctival infections, irritations, and inflammations, n (%) 7 (13.0) 5 (9.6) 3 (6.0) 15 (9.6) 4 (7.5) Total numbers of events, n Conjunctivitis allergic Conjunctival hyperaemia 8 4 (7.4) 0 6 2 (3.8) 1 (1.9) 4 2 (4.0) 0 18 8 (5.1) 1 (0.6) 4 0 0 1: Per Sampson’s criteria Safety evaluable population SD: Single Dose Simpson et al. J Am Acad Dermatol. 2017 .

Phase 2b Study to Optimize Product Profile

Evaluate Loading Dose, Higher Doses and Increased Duration of Treatment to Deliver Greater Benefit

Study Design:



Screen
Randomize (2:3:3:3)
Lebrikizumab 250 mg LD, followed by 125 mg Q4W
Lebrikizumab 500 mg LD, followed by 250mg Q4W
Lebrikizumab 500 mg LD (wk 0 & 2), followed by 250 mg Q2W
Placebo Q2W
End of Treatment (n=275)
Baseline
Week 16

Abbreviations: Q2W (every 2 weeks), Q4W (every 4 weeks), TCS (topical corticosteroids), IGA (Investigator Global Assessment), EASI (Eczema Area and Severity Index), NRS (numerical rating scale).
1. Estimate provided as of May 24, 2018

Study objectives

- Optimize dosing regimen to enhance product profile
- Define monotherapy profile

Key inclusion criteria

- Adults with moderate-to-severe AD not adequately controlled with topicals or for whom topical treatment is medically inadvisable
- TCS washout prior to randomization

Key endpoints (response rates at week 16)

- Primary endpoint
  - Percent change in EASI
- Secondary endpoints
  - ≥ 2-point reduction from baseline and a final IGA score of 0/1
  - EASI-50, EASI-75, EASI-90
  - Pruritus NRS
- Topline data expected H1 2019[1]

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Key Takeaways Lebrikizumab acts upon a validated target via a differentiated mechanism Targeting favorable efficacy profile and convenient dosing regimen (Q4W, or less frequent dosing) Blockbuster opportunity in large, underserved patient population On track for completing enrollment by year-end and announcing Phase 2b topline data in H1 2019

Financial Picture Andrew Guggenhime, Chief Financial Officer

Strong Financial Position $496M in cash and investments at March 31, 2018 SelectED Balance SheetS Data March 31, 2018 December 31, 2017 Cash and investments $ 495.8 $ 551.0 Convertible notes, net 279.8 279.4 Total stockholders’ equity 127.9 149.6 Three Months Ended SelectED Statements of Operations Data March 31, 2018 March 31, 2017 Collaboration and license revenue $ 0.3 $ 1.1 Operating expenses:     Research and development 25.6 19.9 General and administrative 30.5 11.3 Impairment of intangible assets 1.1 – Total operating expenses 57.2 31.2 Net loss (59.3) (29.5) $ in millions

Financial Guidance

2018 estimates and cash runway

REVENUE	2018 Estimate
Product revenue[1]	Not providing guidance
Other revenue[2]	~$39M

OPERATING EXPENSES[3]	2018 Estimate
Total GAAP operating expenses	$250-270M
Stock-based compensation included in total GAAP operating expenses	~$35M
R&D / SG&A split	~ 35% / 65%
Estimated total operating expenses and SG&A expenses to be 2H18 weighted given expected GT launch in October	

CASH RUNWAY	
Excluding costs to advance lebrikizumab into Phase 3, sufficient capital to fund operations into mid-2020[4]	

1. Under ASC 606 revenue recognition rules, expect revenue to be recognized upon sell-in to wholesalers vs. sell-through to pharmacies or directly to patients. Given anticipated October launch date, we will likely recognize revenue in Q3 2018 as we supply product to the channel in advance of launch
2. Assumes approval of CIMZIA and subsequent receipt of $39M payment from UCB.
3. Operating expense guidance assumes approval of glycopyrronium tosylate by June 30, 2018 and launch in October 2018.
4. Reflects $55M in payments due Roche in 2018 connection with lebrikizumab licensing agreement.

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123

Q&A

Closing Remarks Tom Wiggans, Chairman & Chief Executive Officer

Building a Leading Innovator in Medical Dermatology Scientific advances creating opportunity for innovative, new treatment approaches Value creation via focused development and commercialization Large, growing, underserved patient populations with significant unmet needs Growing segment of companies focused on innovation Experienced team bringing unique insights and innovation to chronic skin conditions

Lifecycle management Present & publish data from clinical programs Continue to evaluate portfolio expansion opportunities Strong Momentum Key upcoming milestones Estimate provided as of May 24, 2018 H1 2018 H2 2018 H1 2019 Launch glycopyrronium tosylate (Oct 2018)1 Announce olumacostat glasaretil Phase 3 topline results (Q1) Initiate lebrikizumab Phase 2b study (Q1) P Announce lebrikizumab Phase 2b topline results1 Launch next wave of hyperhidrosis disease state awareness campaign (Q2)1 P P Glycopyrronium tosylate PDUFA (June 30)1 Launch final phase of HH DSA (Oct 2018)1

Thank You Company Contact: Ian Clements, PhD ian.clements@dermira.com ©2018 Dermira, Inc. All rights reserved. “Dermira” is a registered trademark in the United States and other countries. A trademark application for “Dermira” and logo is pending in the United States. All other service marks, trademarks and tradenames appearing in this presentation are the property of their respective owners. Solely for convenience, the trademarks and tradenames referred to in this presentation appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames. The information herein is for informational purposes only and represents the current view of Dermira, Inc. as of the date of this presentation (or as of an earlier date if specifically noted).